No. of Certificate

1626

No. of Shares



LINCOLN BANCORP

REINBECK, GRUNDY COUNTY, IOWA 50669

(Incorporated under the Laws of the State of Iowa)

SAMPLE

This Certifies That ______________________________

______________________ is owner of __________ shares of the Common Stock of Lincoln Bancorp, transferable only on the books of said Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.

THIS SALE OR OTHER TRANSFER OF THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS WHICH ARE SUMMARIZED ON THE REVERSE OF THIS CERTIFICATE.

In Witness Whereof, said Corporation has caused this certificate to be signed by its duly authorized officers.

Dated ______________________, 20______

______________________ Treasurer

______________________ Vice President

SHARES $100 PAR VALUE EACH

The securities represented by this Certificate have not been registered under the Securities Act of 1933 as amended (The "Act"). The securities have been acquired by the registered holder hereof for such holder's own account for investment and, except with the written consent of the Corporation, may not be pledged, hypothecated, sold or transferred, (a) in the absence of an effective registration statement for such securities under the Act or the receipt by the Corporation of an opinion of its counsel to the effect that registration of such securities in connection with such transaction is not required under the Act or (b) in violation of the terms of the Subscription Agreement pursuant to which such securities were purchased from the Corporation.

The sale or other transfer of this Certificate is subject to the restrictions set out in Article VI of the Bylaws of the Corporation, which are on file at the office of the Secretary of the Corporation. Such restrictions provide that no share of stock of this Corporation shall be sold, given, assigned, bequeathed or otherwise transferred, voluntarily or involuntarily by any Shareholder, his executor, administrator, trustee in bankruptcy, receiver or other legal representative, or by any other person owning or holding any share or shares of stock of the Corporation, nor shall any shares of stock of this Corporation be sold or otherwise transferred by operation or by any act or process of law or equity, to any person, firm or corporation, including a Shareholder of this Corporation, unless and until such shares of stock of this Corporation shall first have been offered for sale to this Corporation in the manner and upon the terms and conditions proved in the corporate Bylaws. Such restrictions do not apply to a transfer, by whatever means, to a spouse, or lineal descendant of the Shareholder, or to a trust or to a court-appointed fiduciary for the benefit of such persons.

LINCOLN BANCORP
REINBECK, IOWA

SAMPLE

Certificate
FOR
____
SHARES

ISSUED TO

DATED

For value received, ____________________________ hereby, sell, assign and transfer unto

____,

____________________ shares of the Common Stock represented by the within certificate,

and do hereby irrevocably constitute and appoint ______________________________,
attorney, to transfer the said stock on the books of the within named corporation, with full power of substitution in the premises.

Dated ____________________, 20______ ____
Signature

In the presence of

____
Signature